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                                                                    EXHIBIT 99.1



        CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.


In connection with the Quarterly Report on Form 10-Q of Pacific Aerospace & Electronics, Inc. (the "Company") dated October 15, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald A. Wright, as Chief Executive Officer and President of the Company, and Charles A. Miracle, as Vice President--Finance, Treasurer, and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 By           /s/  DONALD A. WRIGHT
             DONALD A. WRIGHT
             President and Chief Executive Officer
             Date: October 15, 2002


 By           /s/  CHARLES A. MIRACLE
             CHARLES A. MIRACLE
             Vice President--Finance, Treasurer and Chief
             Financial Officer
             Date: October 15, 2002


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.